Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SCRIPPS SAFE INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF OCTOBER, A.D. 2023, AT 11:55 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTH DAY OF OCTOBER, A.D. 2023 AT 12:01 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6185042 8100
SR# 20233648109

Authentication: 204313285
Date: 10-05-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:55 AM 10/04/2023
FILED 11:55 AM 10/04/2023
SR 20233648109 - File Number 6185042

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SCRIPPS SAFE INC.

Jacqueline von Zwehl hereby certifies that:

1. She is the Chief Executive Officer and Principal Executive Officer of Scripps Safe Inc. (the "Corporation"), a Delaware Corporation.

2. Article FOURTH of the Certificate of Incorporation shall be amended to read in its entirety as follows:

"The Corporation is authorized to issue a total number of shares of 50,000,000 shares having a par value of $0.0100000 per share. All shares shall be common shares and of one class."

3. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth the foregoing amendment to the Certificate of Incorporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation.

4. That in lieu of a meeting and vote of the stockholders of the Corporation (the "Stockholders"), the Stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL, and written notice of the adoption of the amendments has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.

5. The aforesaid amendment to the Certificate of Incorporation will take effect on the 5th day of October 2023, at 12:01 AM Eastern Standard Time.

6. The foregoing amendment to the Corporation's Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SCRIPPS SAFE INC

By: ____________________

Name: Jacqueline von Zwehl

Title: Chief Executive Officer